Exhibit 99.1

Sensus Healthcare Reports First Quarter Financial Results Featuring 37% Revenue Growth

Ships 21 systems with SRT-100 Vision™ systems sales continuing to rise

Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (May 3, 2018) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in the non-invasive treatment of non-melanoma skin cancers and keloids with superficial radiation therapy (SRT), announces financial results for the three months ended March 31, 2018.

Highlights from the first quarter of 2018 and recent weeks include:

●	Achieved 10 consecutive quarters of double-digit revenue growth, with revenues up 37% year over year to $6.0 million

●	Shipped 21 systems including 12 SRT-100 Vision™ systems, bringing the worldwide installed base to 350 units; more than 70 centers are using SRT systems to treat keloid scars in addition to skin cancer
●	Launched a new line of laser systems for clinical and aesthetic dermatologic solutions; sold four laser systems in the first quarter of 2018
●	Opened a new subsidiary in Israel for research and development and sales
●	Presented an abstract at the American Society for Dermatologic Surgery (ASDS) Annual Meeting illustrating the low recurrence rate of keloids post-keloidectomy using SRT

Management Commentary

“Our business momentum continued during the first quarter of 2018, and I am very pleased to report our 10th consecutive quarter of double-digit revenue growth,” said Joe Sardano, chairman and chief executive officer of Sensus Healthcare. “Revenues of $6.0 million were up 37% over last year’s first quarter and included strong sales of our feature-rich, premium-priced SRT-100-Vision™ system for the treatment of non-melanoma skin cancer and keloids. We also had a month’s contribution from our new line of three lasers launched on March 1 under the Sensus Laser Systems brand. These lasers provide a wide range of aesthetic and clinical solutions, including tissue ablation, acne treatment, and hair and tattoo removal, among other uses, while providing our dedicated sales force with additional products as they call on dermatologists and Mohs surgeons.”

Mr. Sardano added, “The growing contribution of SRT-100 Vision™ systems, which accounted for more than half of the units sold during the quarter, contributed to a year over year increase in gross margin to 66.2%, up from 65.6% in the prior-year’s first quarter.

“We opened a subsidiary in Tel Aviv during the quarter with a two-pronged goal,” Mr. Sardano continued. “With SRT-100 Vision™ systems already installed in Israel, we see opportunity to expand sales there while using this office as a springboard to the rest of the Middle East and Europe. Also, we are mindful of the wealth of aesthetic technology being developed in Israel, and believe there are multiple opportunities for collaboration to expand our product portfolio. We recently announced the further expansion of our reach with new distribution agreements in Mexico, Korea, Germany, Thailand, and Costa Rica.

“We continue to invest in research and development in the U.S., and are developing new applications, products and upgrades to our offerings that are expected to support revenue growth for the foreseeable future. We filed a 510(k) application with the U.S. FDA for our new SRT system for Intraoperative Radiation Therapy (IORT) for breast and other cancers. Our application is progressing through the Agency, and we are optimistic we will be in a position to launch this system by the end of the year. With this in mind, we are dividing our sales responsibilities for the International and Domestic Oncology Markets. Last week, we announced that Rick Golin, EVP and co-founder of the company, will focus on our expanding International business. Consequently, we are very pleased to announce the hiring of Ms. Rita Gable, a seasoned and well-respected sales professional who has spent the last 15 years of her career in the Oncology market and specifically, the past 8 years in Proton Therapy with the leader in that market, IBA. Rita will lead our sales team as Vice President of Sales – Oncology and will lead the introduction of IORT into the US market when it becomes available to the market.”

Mr. Sardano continued, “I am pleased with the progress in China following the recent launch of the SRT-100 for the treatment and prevention of keloids. Along with our distributor in China, Chindex Medical, we are excited about the growth opportunity this new indication represents, as the number of Chinese with keloid scars is very large. We hope to receive clearance from the China Food and Drug Administration for the SRT-100 Vision™ system by the end of the year.

“We expect our installed base of SRT systems to increase to more than 400 by the end of 2018, and our confidence is supported by the excellent start to the year. While we are open to gaining mass through a strategic acquisition, we continue to invest in research and development and in sales and marketing to grow Sensus organically.”

Financial Results for the Three Months Ended March 31, 2018

Revenues for the first quarter of 2018 increased 37% to $6.0 million, compared with $4.4 million for the first quarter of 2017. The increase is attributable to a higher number of units sold, in particular the SRT-100 Vision™, which has a higher average selling price.

Gross profit for the first quarter of 2018 was $3.9 million, or 66.2% of revenue, compared with $2.9 million, or 65.6% of revenue, for the first quarter of 2017. The higher gross profit margin was mainly due to a sales mix favoring the SRT-100 Vision™.

Selling and marketing expense for the first quarter of 2018 was $2.2 million, compared with $2.3 million for the first quarter of 2017.

General and administrative expense for the first quarter of 2018 was $1.3 million, compared with $1.0 million for the first quarter of 2017. The increase was due to stock compensation expense of over $0.4 million during the 2018 quarter. Excluding this non-cash expense, general and administrative expense decreased by over $0.1 million.

Research and development expense for the first quarter of 2018 was $1.5 million, compared with $1.1 million for the first quarter of 2017. The increase is due to the ongoing IORT project, along with additional development of new products.

The net loss for the first quarter of 2018 was $1.1 million, or $0.08 per share, compared with a net loss of $1.6 million, or $0.12 per share, for the first quarter of 2017.

Adjusted EBITDA for the first quarter of 2018 was $(0.5) million, compared with $(1.4) million for the first quarter of 2017. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, cash equivalents and investments were $9.5 million as of March 31, 2018, compared with $10.1 million as of December 31, 2017.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock-compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended March 31,
	2018	2017

Net loss, as reported	$(1,125,913)	$(1,572,133)
Add:
Depreciation and amortization	100,533	94,157
Stock compensation expense	538,037	104,072
Interest, net	11,393	(16,100)
Adjusted EBITDA, non GAAP	$(475,950)	$(1,390,004)

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2018 first quarter, provide a business update and answer questions. To access the conference call, the dial-in numbers are 855-940-9473 (U.S. Toll Free), 412-317-5220 (International) and 855-669-9657 (Canada Toll Free). Please direct the operator to be connected to the Sensus Healthcare call.

Following the conclusion of the conference call, a replay will be available through May 10, 2018 and can be accessed by dialing 877-344-7529 (U.S. Toll Free), 412-317-0088 (International) and 855-669-9658 (Canada Toll Free). All listeners should provide the following replay access code: 10119889. The call will also be archived on the Company’s website for a period of time at www.sensushealthcare.com.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company that is committed to providing non-invasive and cost-effective treatment for non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy X-ray technology known as superficial radiation therapy (SRT), which is a result of over a decade of dedicated research and development. Sensus has successfully incorporated SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For more information, visit http://www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of the SRT-100 product line; our ability to successfully commercialize our products, including the SRT-100; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future, as well as complying with the restrictions our existing revolving credit facility imposes; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing cost of the SRT-100; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; off label use of our products; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; limited trading in our shares and the concentration of ownership of our shares; cyberattacks and other data breaches and the adverse effect on our reputation; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; the provisions in our certificate of incorporation, bylaws, or Delaware law that discourage takeovers or that limit certain disputes to be brought exclusively in the Delaware Court of Chancery; concentration of our customers in the U.S. and China; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of March 31,	As of December 31,
	2018	2017

Assets
Current Assets
Cash and cash equivalents	$9,516,479	$10,085,468
Accounts receivable, net	8,062,946	4,958,255
Inventories	1,233,454	1,171,383
Investment in debt securities	—	1,104,635
Prepaid and other current assets	477,533	566,972
Total Current Assets	19,290,412	17,886,713
Property and Equipment, Net	605,235	394,078
Patent Rights, Net	506,026	530,123
Deposits	26,936	24,272
Total Assets	$20,428,609	$18,835,186
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$4,155,764	$4,067,894
Product warranties	140,045	146,722
Deferred revenue, current portion	663,643	652,242
Total Current Liabilities	4,959,452	4,866,858
Revolving Credit Facility	4,215,633	2,214,970
Deferred Revenue, Net of Current Portion	66,687	73,083
Total Liabilities	9,241,772	7,154,911
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 13,601,456 issued and 13,568,002 outstanding at March 31, 2018; 13,522,168 issued and 13,488,714 outstanding at December 31, 2017	136,014	135,221
Additional paid-in capital	23,813,323	23,181,641
Treasury stock, 33,454 shares at cost, at March 31, 2018 and December 31, 2017, respectively	(133,816)	(133,816)
Accumulated deficit	(12,628,684)	(11,502,771)
Total Stockholders’ Equity	11,186,837	11,680,275
Total Liabilities and Stockholders’ Equity	$20,428,609	$18,835,186

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,
	2018	2017

Revenues	$5,955,462	$4,354,349
Cost of Sales	2,015,200	1,499,701
Gross Profit	3,940,262	2,854,648
Operating Expenses
Selling and marketing	2,214,911	2,263,481
General and administrative	1,342,253	1,043,953
Research and development	1,497,618	1,135,426
Total Operating Expenses	5,054,782	4,442,860
Loss From Operations	(1,114,520)	(1,588,212)
Other Income (Expense)
Interest income	22,022	22,720
Interest expense	(33,415)	(6,641)
Other Income (Expense), net	(11,393)	16,079
Net Loss	$(1,125,913)	$(1,572,133)
Net loss per share – basic and diluted	$(0.08)	$(0.12)
Weighted average number of shares used in computing net loss per share – basic and diluted	13,331,553	13,219,170

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